Certifications
--------------
I, Charles E. Porter, the Principal Executive Officer of the funds listed on Attachment A, certify that:

1. I have reviewed each report on Form N-Q of the funds listed on Attachment A:

2. Based on my knowledge, each report does not contain any untrue statements of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by each report;

3. Based on my knowledge, the schedule of investments included in each report fairly presents in all material respects the investments of the registrant as of the end of the fiscal quarter for which each report is filed;

4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in rule 30a-3(c) under the Investment Company Act of 1940) for the registrants and have:

a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which each report is being prepared;

b) evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of a date within 90 days prior to the filing date of this report based on such evaluation; and

c) disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer and I have disclosed to each registrant's auditors and the audit committee of each registrant's board of directors (or persons performing the equivalent functions):

a) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect each registrant's ability to record, process, summarize, and report financial information; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in each registrant's internal controls.

/s/ Charles E. Porter       Date: October 26, 2004
----------------------      ----------------------
Charles E. Porter, Principal Executive Officer




Certifications
--------------
I, Steven D. Krichmar, the Principal Financial Officer of the funds listed on Attachment A, certify that:

1. I have reviewed each report on Form N-Q of the funds listed on Attachment A:

2. Based on my knowledge, each report does not contain any untrue statements of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by each report;

3. Based on my knowledge, the schedule of investments included in each report fairly presents in all material respects the investments of the registrant as of the end of the fiscal quarter for which each report is filed;

4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in rule 30a-3(c) under the Investment Company Act of 1940) for the registrants and have:

a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which each report is being prepared;

b) evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of a date within 90 days prior to the filing date of this report based on such evaluation; and

c) disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer and I have disclosed to each registrant's auditors and the audit committee of each registrant's board of directors (or persons performing the equivalent functions):

a) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect each registrant's ability to record, process, summarize, and report financial information; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in each registrant's internal controls.

/s/ Steven D. Krichmar      Date: October 26, 2004
----------------------      ----------------------
Steven D. Krichmar, Principal Financial Officer



Attachment A
--------------
Period(s) ended August 31, 2004

Quarterly Portfolios

012   Putnam Equity Income Fund
019   Putnam New Jersey Tax Exempt Income Fund
030   Putnam New York Tax Exempt Income Fund
037   Putnam Florida Tax Exempt Income Fund
047   Putnam Pennsylvania Tax Exempt Income Fund
058   Putnam Investment Grade Municipal Trust
060   Putnam High Yield Advantage Fund
168   Putnam Tax-Free Health Care Fund
398   Putnam Intermediate U.S. Government Income Fund
433   Putnam Capital Appreciation Fund
590   Putnam Managed High Yield Trust
845   Putnam Massachusetts Tax Exempt Income Fund
846   Putnam Michigan Tax Exempt Income Fund
847   Putnam Minnesota Tax Exempt Income Fund
848   Putnam Ohio Tax Exempt Income Fund
855   Putnam Arizona Tax Exempt Income Fund
949   Putnam Classic Equity Fund